UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2015

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting on March 11, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Xerium Technologies, Inc. (the “Company”) gave preliminary approval to an equity grant (the “Original Grant”) to Harold C. Bevis, President and Chief Executive Officer of the Company, of time-based and performance-based restricted stock units (“RSUs”) totaling 261,194 RSUs. At that time the Committee noted the RSUs had an aggregate value of $1,400,000 as contemplated by his Employment Agreement dated August 15, 2012, based upon the closing price of a share of the Company’s common stock on March 11, 2013 of $5.36 on the New York Stock Exchange. A copy of the Employment Agreement is included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 11, 2012.

At the time the Committee gave preliminary approval to the Original Grant, the Company’s 2010 Equity Incentive Plan (the “Plan”) had an annual award limitation to any one participant under the Plan of 150,000 shares. The Committee, and at the Committee’s recommendation, the Board at its meeting on March 12, 2013, determined to recommend to Company stockholders an amendment to the Plan to increase the annual grant limitation to any one participant to 500,000 shares, among other amendments to the Plan. At the Annual Meeting held on June 13, 2013 the Company’s stockholders approved the Board’s recommendation to amend the Plan. The Committee gave its final approval to the Original Grant of 261,194 RSUs to Mr. Bevis at its meeting immediately following the Annual Meeting on June 13, 2013. The Original Grant was comprised of 130,597 time-based RSUs (the "Original Time-Based RSUs") and 130,597 performance-based RSUs (the "Original Performance-Based RSUs"). The payout of the Original Performance-Based RSUs was based solely on stock price performance and they were eligible to vest in thirds based on achievement of the three stock price performance thresholds. Based on the Company's stock price performance, all of the Original Performance-Based RSUs granted to Mr. Bevis as part of the Original Grant vested during 2013, but the awards are not payable until the third anniversary of the date of grant, subject to Mr. Bevis' continued employment through such date.

On January 29, 2015 the Committee reviewed the timing of the preliminary approval of the Original Grant and the stock price on March 11, 2013, the subsequent performance of the Company’s stock price by the time of the 2013 Annual Meeting and later in 2013, and the Company’s obligations to Mr. Bevis under his Employment Agreement. After conferring with its consultant, Towers Watson, the Committee reaffirmed its determination that the Original Grant was consistent with the Company’s then-existing and current compensation philosophy. Having reaffirmed that the compensation it intended to give to Mr. Bevis in March 2013 was appropriate and reasonable in its business judgment, the Committee has determined that:

•	111,194 of the Original Time-Based RSUs granted to Mr. Bevis as part of the Original Grant (representing that portion of the Original Time-Based RSUs that exceeds 150,000 shares) are void; and

•
effective January 29, 2015, Mr. Bevis is granted a new award of 111,194 time-based RSUs (the "New Time-Based RSUs), which RSUs shall vest on March 15, 2016 assuming his continued employment with the Company, and which shall be settled in the form of common shares. The New Time-Based RSUs shall be subject to early acceleration and payment consistent with the terms of the Original Time-Based RSUs as set forth in the Company’s 2013-2015 Long Term Incentive Plan and LTIP Share Agreement thereunder, a copy of which is included as Exhibit 10.4 to its Quarterly Report on Form 10-Q filed on August 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	January 30, 2015	By:	/s/ Clifford E. Pietrafitta
		Name:	Clifford E. Pietrafitta
		Title:	Executive Vice President and CFO